Independent Auditors' Consent

        We consent to the incorporation by reference in this Registration Statement of IDB Communications Group, Inc. on Form S-3 of our report on the consolidated financial statements of TRT Communications, Inc. dated March 8, 1993, appearing in the Current Report on Form 8-K of IDB Communications Group, Inc. filed with the Commission on April 29, 1993, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


   DELOITTE & TOUCHE

   Washington, DC
   January 26, 1994

                            Exhibit 23.2